UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2024

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Dycom Industries, Inc. (the “Company”) held on May 23, 2024, three proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed on April 12, 2024. At the Annual Meeting, the Company’s shareholders:

1)	elected each of Steven E. Nielsen, Jennifer M. Fritzsche and Carmen M. Sabater to serve as directors until the Company’s 2027 Annual Meeting of Shareholders and Luis Avila-Marco to serve as a director until the Company’s 2026 Annual Meeting of Shareholders;

2)	approved, on an advisory basis, the Company’s executive compensation; and

3)	ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2025.

Set forth below are the voting results for each matter submitted to a vote:

Proposal 1. Election of directors:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Steven E. Nielsen	23,710,248	620,302	14,043	1,633,998
Jennifer M. Fritzsche	22,740,787	1,590,112	13,694	1,633,998
Carmen M. Sabater	23,081,241	1,249,455	13,897	1,633,998
Luis Avila-Marco	24,245,732	84,471	14,390	1,633,998

Proposal 2. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,684,350	612,664	47,579	1,633,998

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2025:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,831,081	133,453	14,057	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2024

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary